                                                                 EXHIBIT 10.1(E)


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                           ASSET PURCHASE AGREEMENT


                                By and Between


                        MODEM MEDIA . POPPE TYSON, INC.


                                      and


                        TRUE NORTH COMMUNICATIONS INC.





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

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I

     CERTAIN DEFINITIONS...................................................... 1

ARTICLE II

     TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES......................... 1
     2.1   Transfer of Assets................................................. 2
     2.2   Assumed Liabilities................................................ 2

ARTICLE III

     PURCHASE AND SALE OF THE ASSETS.......................................... 2
     3.1   Purchase Price..................................................... 2
     3.2   Sales and Transfer Taxes........................................... 2

ARTICLE IV

     REPRESENTATIONS AND WARRANTIES........................................... 2
     4.1   Mutual Representations............................................. 2
     4.2   No Additional Representations or Warranties........................ 3

ARTICLE V

     COVENANTS................................................................ 3
     5.1   Regulatory Filings................................................. 3
     5.2   Third Party Consents............................................... 4
     5.3   Further Assurances................................................. 4

ARTICLE VI

     MISCELLANEOUS PROVISIONS................................................. 4
     6.1   Notices............................................................ 4
     6.2   Expenses........................................................... 5
     6.3   Successors and Assigns............................................. 5
     6.4   Entire Agreement................................................... 5
     6.5   Amendments......................................................... 5
     6.6   Applicable Law..................................................... 5
     6.7   Counterparts; Severability......................................... 5

                                    EXHIBITS

A    -    Instrument of Assignment and Assumption

                           ASSET PURCHASE AGREEMENT
                           ------------------------


     This Asset Purchase Agreement (this "Agreement") is made and entered into this _____ day of February, 1999, with effect from October 1, 1998, by and between Modem Media . Poppe Tyson, Inc., a Delaware corporation ("Seller"), and True North Communications Inc., a Delaware corporation ("Buyer").


                                   ARTICLE I

                              CERTAIN DEFINITIONS
                              -------------------

     "Assumed Liabilities" means, collectively, the Liabilities of Seller related to the Transferred Assets, the Transferred Business and the Transferred Agreements, including but not limited to any Liabilities relating to KnowledgeNet.

     "Liabilities" means any and all debts, liabilities and obligations, whether accrued, contingent or reflected on a balance sheet, including, without limitation, those arising under any law, rule, regulation, action, order or consent decree of any governmental entity or any judgment of any court of any kind or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking, whether arising before or after the date hereof.

     "Transaction Documents" shall mean this Agreement and the Instrument of Assignment and Assumption in the form attached as Exhibit A.

     "Transferred Agreements" shall mean the agreements of Seller related to the Transferred Business and Transferred Assets.

     "Transferred Assets" shall mean (i) all of the assets and properties of Seller (including, without limitation, all accounts receivable, goodwill, work-in-process, cash advances, accrued revenues and employee advances) used in or related to the Transferred Business; (ii) all of the issued and outstanding capital stock of Christiansen, Fritsch, Giersdorf, Grant & Sperry, Inc., a Washington corporation, and (iii) all right, title and interest in and to the trademark and service mark "TN Technologies Inc.," but shall not include any right title or interest in or to the trademark or service mark "Relationship Technology Group."

     "Transferred Business" shall mean, collectively, the business conducted by Northern Lights Interactive -- San Francisco, Northern Lights Interactive -- Hong Kong, Relationship Technology Group, Database Marketing Group and Intellectual Property Group ("IPG").

                                  ARTICLE II

               TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES
               ------------------------------------------------

     2.1  Transfer of Assets.  On the date hereof, Seller shall sell, transfer
          ------------------
and assign to Buyer, and Buyer shall purchase and accept from Seller, all of Seller's right, title and interest in and to the Transferred Assets and the Transferred Agreements.

     2.2  Assumed Liabilities.  On the date hereof, Buyer shall assume all of
          -------------------
the Assumed Liabilities. The parties acknowledge that no liabilities or obligations shall be retained by Seller with respect to the Transferred Assets, Transferred Business or Transferred Agreements.


                                  ARTICLE III

                        PURCHASE AND SALE OF THE ASSETS
                        -------------------------------

     3.1  Purchase Price.  The purchase price for the Transferred Assets shall
          --------------
be 479,339 shares of Seller's Class B Common Stock, par value $0.001 per share, held by Buyer (the "Class B Shares"), such Class B Shares to be delivered by Buyer to Seller on the date hereof.

     3.2  Sales and Transfer Taxes.  Buyer and Seller agree to cooperate to
          ------------------------
determine the amount of sales, transfer or other taxes or fees (including, without limitation, all real estate, patent, copyright and trademark transfer taxes and recording fees) payable in connection with the transactions contemplated by this Agreement (the "Transaction Taxes"). Buyer agrees to file promptly and timely the returns for such Transaction Taxes with the appropriate taxing authorities and remit payment of the Transaction Taxes and Seller will, if required, join in the execution of any such tax returns or other documentation. Payment of all such Transaction Taxes shall be the responsibility of Buyer.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     4.1  Mutual Representations.  Each party represents and warrants to the
          ----------------------
other party as follows:

          (a)  Corporate Organization.  It is a corporation duly organized,
               ----------------------
validly existing and in good standing under the laws of the state of its incorporation.

          (b)  Authorization and Effect of Transaction Documents.  It has the
               -------------------------------------------------
requisite corporate power to execute and deliver each of the Transaction Documents and to perform the transactions contemplated hereby and thereby to be performed by it. The execution and delivery by it of each of the Transaction Documents and the performance by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on its part. It has duly executed and validly delivered this Agreement and each of the Transaction Documents. This Agreement and each of the other Transaction Documents constitute its legal, valid and binding obligation, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other rules of law governing specific performance, injunctive relief or other equitable remedies.

          (c)  Non-Contravention.  The execution, delivery and performance of
               -----------------
this Agreement and each of the Transaction Documents by such party do not, and the performance by it of the transactions contemplated hereby and thereby to be performed by it will not, conflict with, or result in any violation of, or constitute a default under, any provision of its charter or bylaws or under any Transferred Agreement.

          (d)  Consents.  No consent, approval or authorization of any local,
               --------
state, federal or international governmental authority or agency which has jurisdiction over the parties (a "Governmental Authority") or any other person is required to be obtained by it in connection with the execution and delivery of this Agreement or the Transaction Documents or the performance by it of the transactions contemplated hereby and thereby.

     4.2  No Additional Representations or Warranties.  Buyer understands and
          -------------------------------------------
agrees that Seller is not, in this Agreement or in any other agreement or document contemplated by this Agreement, representing and warranting to Buyer in any way (i) as to the value or freedom from encumbrances of, or any other matter concerning, any Transferred Assets or (ii) as to the legal sufficiency of the attempt to convey title to any Transferred Assets or of the execution, delivery and filing of the Instrument of Assignment and Assumption, IT BEING UNDERSTOOD AND AGREED THAT ALL SUCH ASSETS ARE BEING TRANSFERRED "AS IS, WHERE IS" and that subject to Section 5.3, Seller shall not bear the economic and legal risk that
(x) any conveyance of such assets shall prove to be insufficient or (y) Buyer's title to any such assets shall be other than good and marketable and free from encumbrances. Similarly, Buyer understands and agrees that Seller is not, in this Agreement or in any other agreement or document contemplated by this Agreement, representing or warranting to Buyer in any way that the obtaining of the consents or approvals, the execution and delivery of any amendatory agreements and the making of the filings and applications contemplated by this Agreement shall satisfy the provisions of all applicable agreements or the requirements of all applicable laws or judgments, it being understood and agreed that, subject to Section 5.3 hereof, Seller shall not bear the economic and legal risk that any necessary consent or approvals are not obtained or that any requirements of law or judgments are not complied with.

                                   ARTICLE V

                                   COVENANTS
                                   ---------

     5.1  Regulatory Filings.  Each party shall use its reasonable best efforts
          ------------------
to obtain, and to cooperate with the other in obtaining, all authorizations of Governmental Authorities that may be necessary in connection with the consummation of the transactions contemplated by the Transaction Documents following the date hereof.

     5.2  Third Party Consents.  Each party shall use its reasonable efforts to
          --------------------
obtain, and will cooperate with the other in obtaining, any third party consents required for the transfer of the Transferred Agreements following the date hereof.

     5.3  Further Assurances.  From time to time, as and when requested by
          ------------------
either Seller or Buyer, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by the Transaction Documents. Buyer and Seller shall cooperate and take such action as may be reasonably requested by the other in order to effect an orderly transfer of the Transferred Assets and Transferred Agreements.

     5.4  No Further Use of Trademark. Seller acknowledges the ownership of the
          ---------------------------
trademark and service mark "TN Technologies Inc." (and derivations thereon) (the "Trademark") by Buyer and agrees (i) to immediately cease to use the Trademark and (ii) to do nothing inconsistent with ownership of the Trademark by Buyer.
As soon as practicable after the date hereof, Seller shall change the names of TN Technologies Ltd. (Hong Kong) and TN Technologies Ltd. (UK) and take such other actions as may be necessary to terminate use of the Trademark in its business operations.

                                  ARTICLE VI

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     6.1  Notices.  All notices and other communications required or permitted
          -------
hereunder shall be in writing and, unless otherwise provided in this Agreement, shall be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched) to the appropriate party at the address specified below:

          (a)  If to Buyer, to:
               True North Communications Inc.
               101 East Erie Street
               Chicago, Illinois 60611
               Attn: Secretary

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          (b)  If to Seller, to:
               Modem Media . Poppe Tyson, Inc.
               228 Saugatuck Avenue
               Westport, CT 06880
               Attn: Steve Roberts
               Telephone No.: (203) 341-5200
               Facsimile No.: (203) 291-6061

or to such other address or addresses as any such party may from time to time designate as to itself by like notice.

     6.2  Expenses.  Buyer shall pay any expenses incurred by Buyer or Seller in
          --------
connection with this Agreement and each of the other Transaction Documents.

     6.3  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns.

     6.4  Entire Agreement.  This Agreement and the other Transaction Documents
          ----------------
supersede any other agreement, whether written or oral, that may have been made or entered into by the parties relating to the matters contemplated hereby and thereby and constitute the entire agreement by and among the parties hereto.

     6.5  Amendments.  This Agreement may be amended or supplemented, or any
          ----------
provisions therein waived, only by written instrument signed by Seller and Buyer.

     6.6  Applicable Law.  This Agreement shall be governed by and construed in
          --------------
accordance with the substantive laws of the State of Illinois.

                                      -5-
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     6.7  Counterparts; Severability.  This Agreement may be executed in two or
          --------------------------
more counterparts. If any term or other provision of this Agreement is found to be invalid or unenforceable, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect.


"SELLER:"                                "BUYER:"

MODEM MEDIA . POPPE TYSON,  INC.         TRUE NORTH COMMUNICATIONS INC.


By:_________________________________     By:__________________________________
Name: G.M. O'Connell                     Name: Dale F. Perona
Title: Chief Executive Officer           Title: Senior Vice President

                                   Exhibit A

                    INSTRUMENT OF ASSIGNMENT AND ASSUMPTION